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                                                                    EXHIBIT 4.42


                     FIRST AMENDMENT TO DECLARATION OF TRUST

                                       OF

                     FRESENIUS MEDICAL CARE CAPITAL TRUST IV


                FIRST AMENDMENT TO DECLARATION OF TRUST ("First Amendment") dated and effective as of June 5, 2001 by the "Trustees," the "Original Sponsor" and the "New Sponsor" (each as defined herein)

                WHEREAS, FMC Trust Finance Luxembourg S.a.r.l. Luxembourg, (the "Original Sponsor"), a Luxembourg private limited company (Societe a responsibilite limitee), Dr. Ben Lipps (the "Company Trustee") and First Union Trust Company, National Association, not in its individual capacity, but solely as Delaware Trustee, (the "Delaware Trustee" and, collectively with Dr. Lipps, the "Trustees") are parties to a Declaration of Trust dated February 12, 1998 (the "Declaration") creating Fresenius Medical Care Capital Trust IV (the "Trust") as a business trust under the Delaware Business Trust Act , and a Certificate of Trust was executed and filed with the Secretary of State of Delaware on February 12, 1998; and

                WHEREAS, prior to the date hereof, no Trust Securities have been issued; and

                WHEREAS, the Original Sponsor and the Trustees desire to amend the Declaration to provide for the withdrawal of the Original Sponsor from the Trust and to substitute the New Sponsor as the Sponsor under the Declaration;

                NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Delaware Business Trust Act and that the Declaration, as amended hereby, constitute the governing instrument of such business trust until further amendment thereof, the parties agree as follows:

                1. DEFINITIONS. Capitalized terms used in this Amendment without definition shall have the meanings assigned to them by the Declaration.

                2. SUBSTITUTION OF NEW SPONSOR. The New Sponsor is hereby substituted as the Sponsor of the Trust. The New Sponsor hereby agrees to be bound by, and to perform the obligations of the Sponsor under, the Declaration, as amended hereby.

                3. WITHDRAWAL OF ORIGINAL SPONSOR. The Original Sponsor hereby withdraws from the Trust and surrenders all of its rights, powers and obligations under the Declaration to the New Sponsor.

                4. DECLARATION OTHERWISE UNAFFECTED. Except as expressly set forth therein, the Declaration remains in full force and effect.

                5. COUNTERPARTS. This Amendment may contain more than one counterpart of the signature page and may be executed by the affixing of the signature of each of the parties to one of such counterpart signature pages. All of such counterpart signature pages shall be read as


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though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                 FMC TRUST FINANCE S.a.r.l. Luxembourg


                                 By: /s/ Andrea Stopper
                                     ---------------------------------------
                                     Name:  Andrea Stopper
                                     Title:  Sole Manager

                                 FMC TRUST FINANCE S.a.r.l.
                                 LUXEMBOURG-III


                                 By: /s/  Gabriele Dux
                                     ---------------------------------------
                                     Name:  Gabriele Dux
                                     Title:  Sole Manager


                                 /s/  Ben J. Lipps
                                 -----------------
                                 Ben Lipps, as Company Trustee

                                 FIRST UNION TRUST COMPANY, NATIONAL
                                 ASSOCIATION, as Delaware Trustee


                                 By: /s/  Rita Marie Ritrovato
                                     -------------------------
                                     Name:  Rita Marie Ritrovato
                                     Title: Trust Officer